                                                                EXHIBIT 11
                                                               PAGE 1 OF 2

               ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


PRIMARY EARNINGS PER SHARE CALCULATIONS

                                            Three Months Ended        Six Months Ended
                                                 June 30,                 June 30,
                                            ------------------        ----------------
                                            1995         1996         1995        1996
                                            ----         ----         ----        ----
INCOME DATA :
 Net loss .............................   $ (1,787)   $ (22,554)   $ (4,027)   $ (29,775)
 Preferred stock dividends ............       (301)        (301)       (602)        (602)
                                          ---------   ----------   ---------   ----------
 Net loss applicable to common shares..   $ (2,088)   $ (22,855)   $ (4,629)   $ (30,377)
                                          ---------   ----------   ---------   ----------
                                          ---------   ----------   ---------   ----------

COMMON AND COMMON EQUIVALENT SHARES:
 Weighted average common shares .......     33,988       40,432      33,655       40,404
 Equivalent common shares from
  warrants ............................      --(a)        --(a)       --(a)        --(a)
 Equivalent common shares from stock
  options .............................      --(a)        --(a)       --(a)        --(a)
                                          ---------   ----------   ---------   ----------
 Common and common equivalent shares...     33,988       40,432      33,655       40,404
                                          ---------   ----------   ---------   ----------
                                          ---------   ----------   ---------   ----------

EARNINGS PER COMMON SHARE:
 Net loss per common and common
  equivalent shares ...................   $   (.06) $      (.57) $     (.14)   $    (.75)
                                          ---------   ----------   ---------   ----------
                                          ---------   ----------   ---------   ----------


(a)   Excludes common stock equivalents which are antidilutive.

                                                                EXHIBIT 11
                                                               PAGE 2 OF 2

            ECHOSTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                 (UNAUDITED)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS

                                              Three Months Ended        Six Months Ended
                                                   June 30,                 June 30,
                                              ------------------        ----------------
                                              1995         1996         1995        1996
                                              ----         ----         ----        ----
INCOME DATA :
 Net loss applicable to common shares ....  $ (2,088)   $(22,855)   $ (4,629)   $(30,377)
                                            ---------   ---------   ---------   ---------
                                            ---------   ---------   ---------   ---------

COMMON AND COMMON EQUIVALENT SHARES:
 Weighted average common shares ..........    33,988      40,432      33,766      40,404
 Equivalent common shares from warrants...     --(a)       --(a)       --(a)       --(a)
 Equivalent common shares from stock
  options ................................     --(a)       --(a)       --(a)       --(a)
 Weighted average common shares from
  conversion of preferred stock ..........     --(a)       --(a)       --(a)       --(a)
                                            ---------   ---------   ---------   ---------
 Common and common equivalent shares .....    33,988      40,432      33,766      40,404
                                            ---------   ---------   ---------   ---------
                                            ---------   ---------   ---------   ---------

EARNINGS PER COMMON SHARE:
 Net loss per common and common
  equivalent shares ......................  $   (.06)   $   (.57)   $  (.14)    $  (.75)
                                            ---------   ---------   ---------   ---------
                                            ---------   ---------   ---------   ---------


(a) Excludes common stock equivalents and convertible preferred stock which are antidilutive.